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                                                                    EXHIBIT 23.4

                  CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

    As independent auditors, we hereby consent to the incorporation of our report dated 24 March 1999 with respect to the financial statements of Airtech plc as of 31 December 1998 and 1997 and for the years then ended included in this Form 10-K/A, into REMEC, Inc.'s previously filed Registration Statements on Form S-8 (File No.'s 333-04224, 333-27353 and 333-37191) and Form S-3 (File
No.'s 333-25437, 333-30803, 333-45353, 333-45595 and 333-46891).

/s/ ARTHUR ANDERSEN
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Arthur Andersen
Chartered Accountants

St. Albans, England
22 July 1999